UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2016

YOU ON DEMAND HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35561	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

375 Greenwich Street, Suite 516

New York, New York 10013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2016, YOU On Demand Holdings, Inc. (the “Company”) terminated the employment of Mr. Weicheng Liu as Chief Executive Officer (“CEO”) of the Company and entered into a separation agreement with him as of such date. In connection therewith, the Board of Directors of the Company (the “Board”) appointed Mr. Mincheng Tao as the new CEO of the Company, effective upon the execution of the separation agreement with Mr. Liu, and entered into an employment agreement with Mr. Tao on such date. Further, the Board, by resolution as contemplated by the Bylaws of the Company, and with the consent of the holders of the Series E Preferred Stock of the Company, increased the size of the Board from seven to nine members, and appointed Mr. Tao, the new CEO of the Company, and Ms. Pao-Yun (Polly) Wang, an affiliate of Beijing Sun Seven Stars Culture Development, Ltd., to fill such newly-created vacancies to serve until the next annual meeting of shareholders or until his or her respective successor is elected and qualified.

Weicheng Liu Separation Agreement

As noted above, on January 22, 2016, the Company and Weicheng Liu entered into a separation agreement. This agreement provides for the payment of $405,000, less standard payroll withholdings as applicable, which amount is to be paid in equal installments over a period of 18 months beginning in February 2016. However, payment may be accelerated if, prior to February 28, 2016, Mr. Liu completes all signature and documentation requirements to remove Mr. Liu and his wife from the variable-interest entity (“VIE”) structure and otherwise assist the Company in restructuring its VIE to the Company’s satisfaction. In such case, the Company will pay 1/3 of the amount as a lump sum, with the remaining 2/3 paid equally over the following 12 months.

The Company also agreed to provide Mr. Liu a one-time lump sum payment of $60,000, earned and accrued but unpaid salary, and 4 weeks base salary for accrued and earned but unused vacation time, with such amounts to be paid within 5 days following the effective date of the separation agreement. In addition, all outstanding unvested options, warrants or restricted stock previously granted to Mr. Liu became fully vested, and previously granted options and warrants are exercisable for the full term of the option or warrant.

Mr. Liu agreed to provide certain transition services to the Company, including implementation of employment decisions, restructuring the ownership and control of the Company’s VIE structure, assistance in renewing certain client relationships, among others. If Mr. Liu is able to renew certain contractual relationships and receive payments thereunder within defined timeframes, Mr. Liu could earn additional sums.

Finally, Mr. Liu agreed to certain lock-up restrictions with respect to his shares of Company stock (or other securities) until May 20, 2016, and also agreed that for so long as he is the beneficial owner of more than 5% of the Company’s common stock that he would enter into lock-up or such other agreements as may be reasonably requested by the Company or the managing underwriters or placement agents of any public offering of securities of the Company.

Mingcheng Tao CEO Employment Agreement

As noted above, on January 26, 2016, the Company announced the appointment of Mr. Mingcheng Tao as CEO effective as of January 22, and entered into an employment agreement with Mr. Tao effective as of January 22, 2016. Mr. Tao, age 56, comes to the Company with significant operational and executive management experience in the content distribution and video on demand space in China. From August 2011 to April 2015, Mr. Tao served as the Chief Executive Officer and Director of BesTV Network Television Technology Development Co., Ltd., a publicly listed media company in China, providing Internet protocol television, over-the-top television, mobile television and Internet video services in China. From October 2010 to July 2011, Mr. Tao served as the President of Shanghai Interactive Television Co., Ltd. and Vice President of Shanghai Television Broadcasting Group Co., Ltd. where he had direct executive management duties in the areas of content acquisition, content production, technology and other services.

Mr. Tao’s employment agreement has an initial term of two years, with automatic one-year extensions thereafter unless written notice of non-renewal is given by either party not less than 90 days prior to the end of the then current term.

Mr. Tao will be paid an initial base salary of $200,000 per year, which will be subject to annual review by the Compensation Committee of the Board and may be adjusted. In addition, Mr. Tao received a one-time sign-on bonus of $8,000. In addition, so long as he remains employed and achieves annual performance objectives, Mr. Tao is entitled to receive the following grants of restricted stock under the Company’s 2010 Equity Incentive Plan (i) 150,000 shares on or about January 22, 2017, (ii) 100,000 shares on or about January 22, 2018, and (iii) 100,000 shares on or about January 22, 2019. Mr. Tao will also be entitled to participate in all employee benefit plans, policies practices of the Company generally available to any of its senior executive employees.

Upon a termination of Mr. Tao’s employment without “cause,” with “good reason” (each as defined in the employment agreement) or via a non-renewal of the employment agreement by the Company, Mr. Tao will be entitled to severance pay and benefits as follows: (i) (A) if the termination date is within the initial two-year term, Mr. Tao’s base salary in effect on the termination date for a period of twelve months, or (B) if the termination is the result of a non-renewal by the Company or the termination date is after the initial-two year term, Mr. Tao’s base salary in effect on the termination date for a period of six months; (ii) reimbursement of COBRA premiums, if applicable, for the number of months equal to the severance period; (iii) reimbursement of all unpaid business-related expenses incurred or paid by Mr. Tao during his employment; (iv) any earned but ungranted restricted stock awards; (v) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans; and (vi) accelerated vesting of any unvested equity awards.

Upon a termination of Mr. Tao’s employment for “cause” (as defined in the employment agreement), upon Mr. Tao’s death or disability, or if Mr. Tao elects not to renew the agreement, Mr. Tao will be entitled to severance pay and benefits as follows: (i) reimbursement of all unpaid business-related expenses incurred or paid by Mr. Tao during his employment; (ii) any earned but ungranted restricted stock awards; and (iii) all previously earned, accrued, and unpaid benefits from the Company and its employee benefit plans.

Certain severance payments and benefits under the employment agreement are subject to the execution of a general release agreement by Mr. Tao containing, among other provisions, a general release of claims in favor of the Company. The employment agreement does not provide for any tax gross-up payments.

Tao and Wang Board appointments

As noted above, each of Mr. Tao, the Company’s new CEO, and Ms. Wang were appointed to the Company’s Board effective January 22, 2016. Neither has been appointed to any Committee, nor pursuant to any arrangement or understanding. Mr. Tao is not expected to receive any additional compensation for service on the Board. The Company is currently evaluating its compensation of non-employee Directors, and accordingly, has not yet agreed on any compensation arrangement with Ms. Wang for her service on the Board.

*   *   *   *   *

On January 26, 2016, the Company issued a press release announcing the appointment of Mr. Tao as CEO and concurrent appointment of Mr. Tao and Ms. Wang to the Board, as well as the termination of Mr. Liu’s employment, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated January 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: January 26, 2016	By:	/s/ Mingcheng Tao
Mingcheng Tao
Chief Executive Officer